Exhibit 99.1

Washington Trust Announces Second Quarter Earnings

    WESTERLY, R.I.--(BUSINESS WIRE)--July 15, 2004--Washington Trust Bancorp, Inc. (Nasdaq National Market; symbol: WASH), parent company of The Washington Trust Company, today announced quarterly net income of $5.0 million for the second quarter ended June 30, 2004, an increase of 10 percent over net income of $4.6 million for the second quarter of 2003. On a diluted earnings per share basis, the Corporation earned 37 cents for the second quarter of 2004, up from 34 cents for the same quarter a year ago. The returns on average assets and average equity for the three months ended June 30, 2004 were 0.96% and 14.46%, respectively, compared to 1.01% and 13.57%, respectively, for the three months ended June 30, 2003.
    Last year, the Corporation's operating results for the second quarter were favorably impacted by gains on loan sales totaling $1.4 million, compared to $560 thousand in the second quarter of 2004. In addition, net income for the second quarter last year included a charge of $941 thousand incurred on the early payoff of Federal Home Loan Bank ("FHLB") borrowings.
    "Washington Trust had a great second quarter, with strong growth in all of our lines of business," said John C. Warren, Chairman and Chief Executive Officer of Washington Trust. "We saw very healthy increases in total loans, total deposits and revenue from trust and investment management income. And, we ended the quarter with a significant amount of business in the pipeline."
    For the first six months of 2004, net income amounted to $10.0 million, up 7 percent over $9.3 million in the first half of 2003. On a diluted earnings per share basis, the Corporation earned 74 cents for the first half of 2004, up 6 percent over 70 cents for the same period a year ago. The returns on average assets and average equity for the six months ended June 30, 2004 were 0.98% and 14.18%, respectively, compared to 1.04% and 14.06%, respectively, for the six months ended June 30, 2003.
    The Corporation experienced strong balance sheet growth in the second quarter of 2004. Total assets amounted to $2.179 billion at June 30, 2004, up 6 percent from the March 31, 2004 balance and up 10 percent from the balance reported at December 31, 2003. Total loans at June 30, 2004 were 10 percent higher than at March 31, 2004 and 15 percent higher than at December 31, 2003. Residential real estate loans amounted to $451.1 million at June 30, 2004, up $50.5 million, or 13%, in the second quarter of 2004, including an increase of $27.5 million in residential mortgages purchased from other financial institutions. Commercial loans increased $26.9 million, or 6 percent, from the March 31, 2004 balance and amounted to $448.3 million at June 30, 2004. Growth in consumer loans has been very favorable with an increase of $19.3 million, or 11 percent, in the second quarter primarily due to growth in home equity lines and home equity loans. Total consumer loans increased 24 percent in the first half of 2004. Total securities were $903.0 million at June 30, 2004, up $18.4 million in the second quarter of 2004 and up $63.6 million from the balance at December 31, 2003.
    Total deposits at June 30, 2004 amounted to $1.342 billion, up 8 percent from the balance at March 31, 2004 and up 11 percent from the December 31, 2003 balance. Savings deposits, including money market deposits, were up $44.5 million, or 9 percent, in the second quarter and up $73.1 million, or 15 percent, in the first half of 2004. Time deposits increased $31.2 million, or 6 percent, from the March 31, 2004 balance, primarily due to increases in brokered certificates of deposit. Demand deposits increased $21.5 million, or 12 percent, in the second quarter of 2004 and totaled $200.9 million at June 30, 2004. FHLB advances totaled $676.3 million at June 30, 2004, increasing $32.1 million from the March 31, 2004 balance and $69.2 million from the balance at December 31, 2003.
    Net interest income for the second quarter of 2004 amounted to $13.1 million, up 7 percent from $12.3 million for the same quarter a year ago. The net interest margin for the second quarter of 2004 was 2.72%, down from 2.87% in the first quarter of 2004 and 2.96% in the second quarter of 2003. The decrease in the net interest margin from the first quarter of 2004 is largely attributable to lower marginal yields on new loans in comparison to overall portfolio yields and, to a lesser extent, to an increase in premium amortization on mortgage-backed securities earlier in the second quarter. For the six months ended June 30, 2004, net interest income amounted to $26.2 million, up 8 percent from the amount reported for the corresponding 2003 period. The net interest margin for the first half of 2004 amounted to 2.80%, down 17 basis points from the 2.97% reported for the same period a year ago, reflecting a decline in yields on loans and securities offset somewhat by lower funding costs of FHLB advances and interest-bearing deposits.
    Noninterest income (excluding net realized gains and losses on securities) totaled $7.2 million for the second quarter of 2004, compared to $7.0 million for the same quarter a year ago. For the first half of 2004, noninterest income amounted to $13.1 million, up $346 thousand, or 3 percent, over the comparable 2003 amount.
    Trust and investment management revenues increased $1.1 million, or 21 percent, in the first half of 2004 compared to the same period in 2003. Trust assets under administration amounted to $1.784 billion at June 30, 2004, compared to $1.742 billion at December 31, 2003 and $1.576 billion at June 30, 2003. Net gains on loan sales for the six months ended June 30, 2004 amounted to $909 thousand, down from $2.7 million for the same period in 2003. Total second quarter 2004 net gains on loan sales were $560 thousand, down from $1.4 million for the same quarter a year ago. These decreases reflect a significant decline in fixed rate mortgage origination and sales activity. The Corporation has experienced a further decline in fixed rate mortgage origination activity beginning in the latter part of the second quarter. Meanwhile, the level of adjustable rate mortgages originated by Washington Trust has increased; these loans are retained in the Corporation's loan portfolio. Also included in loan sale gains are gains resulting from the sale of the guaranteed portion of SBA loans. Total such gains for the six months ended 2004 were $390 thousand, up from $181 thousand for the same period in 2003. Included in other noninterest income for the second quarter of 2004 was $280 thousand recovered as a result of a favorable litigation decision.
    In the first six months of 2004, the Corporation recognized net realized losses on securities amounting to $240 thousand. For the six months ended June 30, 2003, net realized gains on securities totaled $630 thousand, including approximately $400 thousand in gains resulting from the Corporation's contribution of appreciated equity securities to the Corporation's charitable foundation. The cost of this 2003 contribution amounted to approximately $433 thousand and was included in other noninterest expense for the six months ended June 30, 2003. The Corporation expects to make an annual contribution to its charitable foundation in the third quarter of 2004.
    Exclusive of the second quarter 2003 pre-tax debt prepayment penalty charge of $941 thousand, noninterest expenses for the second quarter of 2004 increased 5 percent from the same period a year ago. Noninterest expenses amounted to $24.2 million for the first half of 2004, up 6 percent from the corresponding period in 2003 (exclusive of the debt prepayment penalty charge) with the largest increase in personnel related costs. In addition, included in noninterest expenses for the six months ended June 30, 2004 were costs associated with the conversion of certain technology systems amounting to $275 thousand, of which $140 thousand were included in the second quarter of 2004.
    Nonaccrual loans as a percentage of total loans at June 30, 2004 were .45%, up from .29% at December 31, 2003. Nonperforming assets (nonaccrual loans and property acquired through foreclosure) amounted to $5.0 million, or .23% of total assets, at June 30, 2004, up from $2.7 million, or .14%, at December 31, 2003. The increase was largely due to a single $2.1 million commercial lending relationship classified as nonaccrual during the second quarter of 2004. The Corporation continued to benefit from favorable loan loss experience in the first six months of 2004 as indicated by a $54 thousand excess of loan loss recoveries over charge-offs. In the first six months of 2003, charge-offs, net of recoveries, amounted to $5 thousand.
    Total shareholders' equity amounted to $138.5 million at June 30, 2004, compared to $138.1 million at December 31, 2003. Book value per share as of June 30, 2004 and December 31, 2003 amounted to $10.47 and $10.46, respectively.
    Washington Trust Bancorp, Inc. Chairman and Chief Executive Officer, John C. Warren, and David V. Devault, Executive Vice President, Treasurer, and Chief Financial Officer, will host a conference call on Thursday, July 15, at 4:30 p.m. (Eastern Daylight
Time) to discuss the Corporation's second quarter results. Access to the call is available in a listen-only mode on Washington Trust's web site, http://investorrelations.washtrust.com. A replay of the call will be posted in this same section of the web site shortly after the conclusion of the call.
    Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a Rhode Island state-chartered bank founded in 1800. The Bank offers a full range of financial services, including trust and investment management, through its offices in Rhode Island and southeastern Connecticut. Washington Trust Bancorp, Inc.'s common stock trades on The Nasdaq Stock Market(R) under the symbol WASH. Investor information is available on the Corporation's web site: www.washtrust.com.

    Note: This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The Corporation's management uses these non-GAAP measures in its analysis of the Corporation's performance. These measures adjust GAAP performance measures to exclude the effect of significant gains or losses that are unusual in nature such as debt prepayment penalty charges. Because these items and their impact on the Corporation's performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Corporation's core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other Corporations. A quantitative reconciliation of the differences between the non-GAAP financial information discussed herein and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the Financial Summary statements attached to this press release.

    This report contains certain statements that may be considered "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation's actual results, performance or achievements could differ materially from those projected in the forward-looking statements as a result, among other factors, of changes in general national or regional economic conditions, changes in interest rates, reductions in the market value of trust and investment assets under management, reductions in loan demand, reductions in deposit levels necessitating increased borrowing to fund loans and investments, changes in loan default and charge-off rates, changes in the size and nature of the Corporation's competition, changes in legislation or regulation and accounting principles, policies and guidelines and changes in the assumptions used in making such forward-looking statements.


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                             THREE MONTHS ENDED
                                      --------------------------------
(Dollars and shares in thousands,       JUN. 30,   JUN. 30,   MAR. 31,
 except per share amounts)                 2004       2003       2004
                                      ---------- ---------- ----------

OPERATING RESULTS
-------------------------------------
Net interest income                     $13,092    $12,282    $13,083
Provision for loan losses                   120        160        120
Net realized (losses) gains on
 securities                                (240)       400          -
Other noninterest income                  7,164      6,955      5,940
Noninterest expenses                     12,545     12,848     11,680
Income tax expense                        2,308      2,055      2,268
Net income                                5,043      4,574      4,955

PER SHARE
-------------------------------------
Basic earnings                            $0.38      $0.35      $0.38
Diluted earnings                          $0.37      $0.34      $0.37
Dividends declared                        $0.17      $0.15      $0.17

SHARES OUTSTANDING
-------------------------------------
Weighted Average:  Basic               13,216.1   13,089.4   13,202.6
                   Diluted             13,517.0   13,304.9   13,513.3

AVERAGE BALANCE SHEET
-------------------------------------
Federal funds sold and other short-
 term investments                       $11,072    $15,447    $11,155
Taxable debt securities                 829,306    784,166    809,505
Nontaxable debt securities               16,118     16,137     14,235
Corporate stocks and Federal Home Loan
 Bank stock                              56,358     51,795     54,518

Loans:    Commercial                    434,292    395,967    412,642
          Residential                   430,539    296,484    390,834
          Consumer                      192,529    137,929    170,589
                                      ---------- ---------- ----------

          Total loans                 1,057,360    830,380    974,065

Earning assets                        1,970,214  1,697,925  1,863,478
Total assets                          2,091,943  1,819,463  1,988,142

Deposits: Demand                        190,906    166,156    170,289
          Savings                       543,870    472,358    497,033
          Time                          545,266    479,266    527,531
                                      ---------- ---------- ----------

          Total deposits              1,280,042  1,117,780  1,194,853

Federal Home Loan Bank advances         656,802    549,161    633,195
Shareholders' equity                    139,525    134,814    142,582

KEY RATIOS
-------------------------------------
Return on average assets                   0.96%      1.01%      1.00%
Return on average equity                  14.46%     13.57%     13.90%
Interest rate spread (taxable
 equivalent basis)                         2.47%      2.67%      2.62%
Net interest margin (taxable
 equivalent basis)                         2.72%      2.96%      2.87%

ALLOWANCE FOR LOAN LOSSES
-------------------------------------
Balance at beginning of period          $16,174    $15,495    $15,914
Provision charged to earnings               120        160        120
Net (charge-offs) recoveries                (86)        87        140
                                      ---------- ---------- ----------

Balance at end of period                $16,208    $15,742    $16,174
                                      ---------- ---------- ----------


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                             THREE MONTHS ENDED
                                      --------------------------------
(Dollars and shares in thousands,       JUN. 30,   JUN. 30,   MAR. 31,
 except per share amounts)                 2004       2003       2004
                                      ---------- ---------- ----------

EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS
-------------------------------------------
(Non GAAP Financial Information):
Noninterest expenses (1)                $12,545    $11,907    $11,680
Return on average assets (2)               0.96%      1.15%      1.00%
Return on average equity (2)              14.46%     15.50%     13.90%

Reconciliation Table - Non GAAP Financial Information
-----------------------------------------------------
Net income, including special items $5,043 $4,574 $4,955 Add back special items, net of tax:
  Debt prepayment penalties                   -        649          -
Net income, excluding special items      $5,043     $5,223     $4,955

Basic earnings per share                  $0.38      $0.35      $0.38
Effects of special items, net of tax          -       0.05          -
Basic earnings per share, excluding
 special items                            $0.38      $0.40      $0.38

Diluted earnings per share                $0.37      $0.34      $0.37
Effects of special items, net of tax          -       0.05          -
Diluted earnings per share, excluding
 special items                            $0.37      $0.39      $0.37

Return on average assets                   0.96%      1.01%      1.00%
Effects of special items, net of tax          -       0.14%         -
Return on average assets, excluding
 special items                             0.96%      1.15%      1.00%

Return on average equity                  14.46%     13.57%     13.90%
Effects of special items, net of tax          -       1.93%         -
Return on average equity, excluding
 special items                            14.46%     15.50%     13.90%

(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax).

(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes.


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                                   SIX MONTHS ENDED
                                                 ---------------------
(Dollars and shares in thousands,                 JUN. 30,   JUN. 30,
 except per share amounts)                            2004       2003
                                                 ---------- ----------

OPERATING RESULTS
------------------------------------------------
Net interest income                                $26,175    $24,211
Provision for loan losses                              240        260
Net realized (losses) gains on securities             (240)       630
Other noninterest income                            13,104     12,758
Noninterest expenses                                24,225     23,826
Income tax expense                                   4,576      4,189
Net income                                           9,998      9,324

PER SHARE
------------------------------------------------
Basic earnings                                       $0.76      $0.71
Diluted earnings                                     $0.74      $0.70
Dividends declared                                   $0.34      $0.30

SHARES OUTSTANDING
------------------------------------------------
Weighted Average:      Basic                      13,209.4   13,074.4
                       Diluted                    13,515.2   13,265.2

AVERAGE BALANCE SHEET
------------------------------------------------
Federal funds sold and other short-term
 investments                                       $11,114    $15,198
Taxable debt securities                            819,405    774,624
Nontaxable debt securities                          15,177     16,796
Corporate stocks and Federal Home Loan Bank stock   55,438     49,920

Loans:    Commercial                               423,467    392,774
          Residential                              410,686    294,391
          Consumer                                 181,559    135,503
                                                 ---------- ----------

          Total loans                            1,015,712    822,668

Earning assets                                   1,916,846  1,679,206
Total assets                                     2,040,042  1,799,014

Deposits:  Demand                                  180,598    161,078
           Savings                                 520,451    466,102
           Time                                    536,398    480,509
                                                 ---------- ----------

           Total deposits                        1,237,447  1,107,689

Federal Home Loan Bank advances                    644,999    540,975
Shareholders' equity                               141,053    132,672

KEY RATIOS
------------------------------------------------
Return on average assets                              0.98%      1.04%
Return on average equity                             14.18%     14.06%
Interest rate spread (taxable equivalent basis)       2.54%      2.67%
Net interest margin (taxable equivalent basis)        2.80%      2.97%

ALLOWANCE FOR LOAN LOSSES
------------------------------------------------
Balance at beginning of period                     $15,914    $15,487
Provision charged to earnings                          240        260
Net (charge-offs) recoveries                            54         (5)
                                                 ---------- ----------

Balance at end of period                           $16,208    $15,742
                                                 ---------- ----------


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

                                                    SIX MONTHS ENDED
                                                  --------------------
(Dollars and shares in thousands,                  JUN. 30,   JUN. 30,
 except per share amounts)                            2004       2003
                                                 ----------  ---------

EARNINGS AND RATIOS EXCLUDING SPECIAL ITEMS
-------------------------------------------
(Non GAAP Financial Information):
Noninterest expenses (1)                           $24,225    $22,885
Return on average assets (2)                          0.98%      1.11%
Return on average equity (2)                         14.18%     15.03%

Reconciliation Table - Non GAAP Financial Information
-----------------------------------------------------
Net income, including special items                 $9,998     $9,324
Add back special items, net of tax:
  Debt prepayment penalties                              -        649
Net income, excluding special items                 $9,998     $9,973

Basic earnings per share                             $0.76      $0.71
Effects of special items, net of tax                     -       0.05
Basic earnings per share, excluding special items    $0.76      $0.76

Diluted earnings per share                           $0.74      $0.70
Effects of special items, net of tax                     -       0.05
Diluted earnings per share, excluding special
 items                                               $0.74      $0.75

Return on average assets                              0.98%      1.04%
Effects of special items, net of tax                     -       0.07%
Return on average assets, excluding special items     0.98%      1.11%

Return on average equity                             14.18%     14.06%
Effects of special items, net of tax                     -       0.97%
Return on average equity, excluding special items    14.18%     15.03%

(1) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $941 thousand (pretax).

(2) Excludes second quarter 2003 Federal Home Loan Bank debt prepayment penalties of $649 thousand after income taxes.


             Washington Trust Bancorp, Inc. and Subsidiary
                           FINANCIAL SUMMARY

(Dollars and shares in    JUN. 30,    MAR. 31,    DEC. 31,    JUN. 30,
 thousands, except per       2004        2004        2003        2003
 share amounts)        ----------- ----------- ----------- -----------

PERIOD END BALANCE SHEET
------------------------
Assets                 $2,178,990  $2,054,232  $1,973,807  $1,839,412
Total securities          902,998     884,592     839,421     846,901

Loans:    Commercial      448,341     421,440     408,477     394,793
          Residential     451,055     400,564     389,855     284,621
          Consumer        201,643     182,344     162,649     143,380
                       ----------- ----------- ----------- -----------

          Total loans   1,101,039   1,004,348     960,981     822,794

Deposits: Demand          200,923     179,468     194,144     183,785
          Savings         566,976     522,477     493,878     482,876
          Time            574,004     542,814     518,119     469,543
                       ----------- ----------- ----------- -----------

          Total
           deposits     1,341,903   1,244,759   1,206,141   1,136,204

Brokered deposits
 included in time
 deposits                 153,373     126,243     118,234      71,061
Federal Home Loan Bank
 advances                 676,336     644,203     607,104     543,878
Shareholders' equity      138,542     144,571     138,055     135,191


CAPITAL RATIOS
-----------------------
Tier 1 risk-based capital    9.41%       9.84%      10.00%      10.28%
Total risk-based capital    10.95%      11.42%      11.57%      11.76%
Tier 1 leverage ratio        5.51%       5.66%       5.65%       5.66%


SHARE INFORMATION
-----------------------
Shares outstanding at
 end of period           13,227.9    13,206.9    13,194.6    13,115.1
Book value per share       $10.47      $10.95      $10.46      $10.31
Tangible book value per
 share                      $8.64       $9.10       $8.60       $8.41
Market value per share     $25.99      $26.40      $26.20      $23.02


CREDIT QUALITY
-----------------------
Nonaccrual loans           $4,987      $2,920      $2,743      $3,130
Other real estate
 owned, net                     8          11          11          10
Nonperforming assets to
 total assets                0.23%       0.14%       0.14%       0.17%
Nonaccrual loans to
 total loans                 0.45%       0.29%       0.29%       0.38%
Allowance for loan
 losses to nonaccrual
 loans                     325.01%     553.90%     580.17%     502.94%
Allowance for loan
 losses to total loans       1.47%       1.61%       1.66%       1.91%


ASSETS UNDER ADMINISTRATION
---------------------------
Market value           $1,783,747  $1,782,153  $1,741,948  $1,576,092


             Washington Trust Bancorp, Inc. and Subsidiary
                      CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)
                                              (Unaudited)
                                                June 30,  December 31,
                                                   2004         2003
----------------------------------------------------------------------
Assets:

Cash and due from banks                          $46,261      $40,710
Federal funds sold and other short-term
 investments                                       9,320       20,400
Mortgage loans held for sale                         990        2,486
Securities:
 Available for sale, at fair value;
  amortized cost $767,674 in 2004 and
  $663,529 in 2003                               769,328      673,845
 Held to maturity, at cost; fair value
  $134,860 in 2004 and $169,401 in 2003          133,670      165,576
----------------------------------------------------------------------
 Total securities                                902,998      839,421

Federal Home Loan Bank stock, at cost             34,373       31,464

Loans                                          1,101,039      960,981
Less allowance for loan losses                    16,208       15,914
----------------------------------------------------------------------
 Net loans                                     1,084,831      945,067

Premises and equipment, net                       24,805       24,941
Accrued interest receivable                        8,411        7,911
Goodwill                                          22,591       22,591
Identifiable intangible assets                     1,631        1,953
Other assets                                      42,779       36,863
----------------------------------------------------------------------
 Total assets                                 $2,178,990   $1,973,807
----------------------------------------------------------------------
Liabilities:

Deposits:
 Demand                                         $200,923     $194,144
 Savings                                         566,976      493,878
 Time                                            574,004      518,119
----------------------------------------------------------------------
 Total deposits                                1,341,903    1,206,141

Dividends payable                                  2,250        2,113
Federal Home Loan Bank advances                  676,336      607,104
Other borrowings                                   2,947        2,311
Accrued expenses and other liabilities            17,012       18,083
----------------------------------------------------------------------
 Total liabilities                             2,040,448    1,835,752
----------------------------------------------------------------------
Shareholders' Equity:

Common stock of $.0625 par value; authorized
 30 million shares; issued 13,236,649 shares
 in 2004 and 13,204,024 shares in 2003               827          825
Paid-in capital                                   30,317       29,868
Retained earnings                                106,994      101,492
Unamortized employee restricted stock                (11)         (22)
Accumulated other comprehensive income               609        6,101
Treasury stock, at cost; 8,719 shares in
 2004 and 9,463 in 2003                             (194)        (209)
----------------------------------------------------------------------
 Total shareholders' equity                      138,542      138,055
----------------------------------------------------------------------
 Total liabilities and shareholders' equity   $2,178,990   $1,973,807
----------------------------------------------------------------------

             Washington Trust Bancorp, Inc. and Subsidiary
                   CONSOLIDATED STATEMENTS OF INCOME

(Dollars and shares in thousands,
 except per share amounts)
                                                (Unaudited)
                                       Three Months      Six Months
Periods ended June 30,                2004     2003     2004     2003
----------------------------------------------------------------------
Interest income:
 Interest and fees on loans        $14,287  $12,853  $27,928  $25,499
 Interest on securities              8,107    8,333   16,362   16,888
 Dividends on corporate stock and
  Federal Home Loan Bank stock         506      531      980    1,018
 Interest on federal funds sold
  and other short-term investments      20       39       40       76
----------------------------------------------------------------------
 Total interest income              22,920   21,756   45,310   43,481
----------------------------------------------------------------------
Interest expense:
 Savings deposits                      894      880    1,623    1,830
 Time deposits                       4,130    3,799    8,148    7,733
 Federal Home Loan Bank advances     4,789    4,777    9,334    9,670
 Other                                  15       18       30       37
----------------------------------------------------------------------
 Total interest expense              9,828    9,474   19,135   19,270
----------------------------------------------------------------------
Net interest income                 13,092   12,282   26,175   24,211
Provision for loan losses              120      160      240      260
----------------------------------------------------------------------
Net interest income after
 provision for loan losses          12,972   12,122   25,935   23,951
----------------------------------------------------------------------
Noninterest income:
 Trust and investment management     3,320    2,744    6,375    5,277
 Service charges on deposit
  accounts                           1,192    1,348    2,362    2,448
 Merchant processing fees            1,095      862    1,692    1,319
 Net gains on loan sales               560    1,441      909    2,679
 Income from bank-owned life
  insurance                            295      263      594      547
 Net realized (losses) gains on
  securities                          (240)     400     (240)     630
 Other income                          702      297    1,172      488
----------------------------------------------------------------------
 Total noninterest income            6,924    7,355   12,864   13,388
----------------------------------------------------------------------
Noninterest expense:
 Salaries and employee benefits      7,218    6,619   14,195   13,153
 Net occupancy                         796      736    1,612    1,498
 Equipment                             788      837    1,558    1,674
 Merchant processing costs             882      683    1,348    1,045
 Advertising and promotion             538      542    1,004      812
 Outsourced services                   467      325      843      696
 Legal, audit and professional fees    245      281      503      586
 Debt prepayment penalties               -      941        -      941
 Amortization of intangibles           161      179      322      359
 Other                               1,450    1,705    2,840    3,062
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 Total noninterest expense          12,545   12,848   24,225   23,826
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Income before income taxes           7,351    6,629   14,574   13,513
Income tax expense                   2,308    2,055    4,576    4,189
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 Net income                         $5,043   $4,574   $9,998   $9,324
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Weighted average shares
 outstanding - basic              13,216.1 13,089.4 13,209.4 13,074.4
Weighted average shares
 outstanding - diluted            13,517.0 13,304.9 13,515.2 13,265.2
Per share information:
 Basic earnings per share             $.38     $.35     $.76     $.71
 Diluted earnings per share           $.37     $.34     $.74     $.70
 Cash dividends declared per share    $.17     $.15     $.34     $.30

    CONTACT: Washington Trust Bancorp, Inc.
             David V. Devault, 401-348-1319
             dvdevault@washtrust.com